UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

SECURE ALLIANCE HOLDINGS CORPORATION (formerly known as Tidel Technologies, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	000-17288	75-2193593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Northwest Central Dr, Ste 350, Houston, Texas		77092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 22, 2008, Secure Alliance Holdings Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors had declared a special cash dividend equal to approximately $2.0 million, or approximately $.103 per share of common stock outstanding as of May 20, 2008, the record date.  The dividend will be payable on June 4, 2008 only upon the approval by stockholders of the Agreement and Plan of Merger dated as of December 6, 2007, by and among Sequoia Media Group, LC, the Company and SMG Utah, LC, as amended, at the special meeting of stockholders scheduled to be held on Thursday, May 29, 2008 at 1:00 p.m., local time, at the Courtyard by Marriott Salt Lake City / Sandy in Sandy, Utah.

A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this report shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.          Exhibit

99.1                      Press Release dated May 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secure Alliance Holdings Corporation

Dated: May 22, 2008	By:	/s/ Stephen P. Griggs
Name: Stephen P. Griggs
Title: President

EXHIBIT INDEX
TO
FORM 8-K CURRENT REPORT
Date of Report: May 20, 2008

Exhibit No.	Description

99.1	Press Release dated May 22, 2008